As filed with the Securities and Exchange Commission on October 7, 2016

Registration No. 333-213422

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POET TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Province of Ontario, Canada	3674
(Province or other jurisdiction of	(Primary Standard Industrial
incorporation or organization)	Classification Code Number (if applicable))

120 Eglinton Avenue East, Ste. 1107

Toronto, Ontario

M4P 1E2, Canada

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Katten Muchin Rosenman LLP	Bennett Jones LLP
525 W. Monroe Street	3400 One First Canadian Place
Chicago, IL 60661-3693	P.O. Box 130
Attn: Mark D. Wood	Toronto, Ontario M5X 1A4,
(312) 902-5200	Canada
Attn: James Clare
(416) 777-6245

Approximate date of commencement of proposed sale of the securities to public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check appropriate box below)

1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

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PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

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Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See "Plan of Distribution".

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from POET Technologies Inc. at Suite 501, 121 Richmond Street West, Toronto, ON M5H2K1 (telephone: (416) 368-9411), and are also available electronically at www.sedar.com.

Short Form Base Shelf Prospectus

New Issue	October 6, 2016

POET Technologies Inc.

US$50,000,000

Common Shares

Debt Securities

Convertible Securities

Subscription Receipts

Warrants

Rights

Units

POET Technologies Inc. (the "Corporation" or "POET") may, from time to time, offer and issue common shares ("Common Shares"), debt securities ("Debt Securities"), securities convertible into or exchangeable for Common Shares and/or other securities ("Convertible Securities"), subscription receipts, each of which, once purchased, entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one or more Common Shares or a combination of Common Shares and Warrants ("Subscription Receipts"), warrants to purchase Common Shares and/or warrants to purchase Debt Securities (together, "Warrants"), rights exercisable to acquire, or convertible into, Common Shares and/or other securities ("Rights"), and units comprised of a combination of any of the above ("Units" and, together with all of the foregoing, "Securities") in an aggregate initial offering price of up to US$50,000,000 (or the equivalent thereof in other currencies based on the applicable exchange rate at the time of the offering) during the 25 month period that this short form prospectus (the "Prospectus"), including any amendments hereto, remains in effect. Securities may be offered for sale separately or in combination with one or more other Securities, in amounts, at prices and on such terms as the Corporation may determine from time to time depending upon its financing requirements, prevailing market conditions at the time of sale and other factors.

Any offering made pursuant to this Prospectus is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated or organized under the laws of Canada, that some of its officers and directors are residents of Canada, that some or all of the underwriters or experts that may be named in the Registration Statement (as defined below) may be residents of Canada, and that all or a substantial portion of the assets of the Corporation and said persons may be located outside the United States.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the "SEC") nor any state securities commission or regulatory authority nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The specific terms of any offering of Securities will be set forth in an applicable Prospectus Supplement (a "Prospectus Supplement") and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered and the issue price; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms and any other terms specific to the Debt Securities being offered; (iii) in the case of Convertible Securities, the number of Convertible Securities offered, the offering price, the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities and any other specific terms; (iv) in the case of Rights, the designation, number and terms of the Common Shares, Warrants, Debt Securities or Convertible Securities purchasable upon exercise of the Rights, any procedures that will result in the adjustment of these numbers, the date of determining the shareholders entitled to the Rights distribution, the exercise price, the dates and periods of exercise and any other terms specific to the Rights being offered; (v) in the case of Warrants, the designation, number and terms of the Common Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise and any other specific terms; and (vi) in the case of Units, the designation, number and terms of the Common Shares, Warrants, Debt Securities or Convertible Securities forming part of the Units, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, the currency in which the Units are issued and any other terms specific to the Units being offered. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the parameters described in this Prospectus.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to prospective purchasers together with this Prospectus. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation may sell Securities to or through underwriters or dealers designated by the Corporation from time to time and may also sell Securities directly to purchasers pursuant to applicable statutory exemptions or through agents. Underwriters, dealers or agents with respect to the Securities sold to or through underwriters, dealers or agents will be named in the Prospectus Supplement relating to that particular offering of Securities. The Prospectus Supplement relating to a particular offering of Securities will also set forth the terms of the offering of Securities including, to the extent applicable, any fees, discount or other remuneration payable to the underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price(s) (in the event the offering is a non-fixed price distribution), the proceeds that the Corporation will receive and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution of the Securities.

No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus. See "Plan of Distribution".

Subject to applicable securities legislation and except as set out in a Prospectus Supplement relating to a particular offering of Securities, in connection with any offering of Securities under this Prospectus, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be interrupted or discontinued at any time. A purchaser who acquires securities forming part of the underwriters' over-allocation position will acquire those securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of an over-allotment option or secondary market purchases. See "Plan of Distribution".

This Prospectus, together with an applicable Prospectus Supplement, qualifies the issuance of Debt Securities. The Corporation has no long-term debt as of the date hereof and had no long-term debt as of December 31, 2015 and June 30, 2016. Though the Corporation has no long-term debt to service, the Corporation also has limited financial resources and negative cash flow. As a result of the foregoing, the earnings coverage ratios for the year ended December 31, 2015 and the twelve-month period ended June 30, 2016 are less than one-to-one.

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The Corporation's issued and outstanding Common Shares are listed on the TSX Venture Exchange ("TSXV") under the symbol "PTK" and quoted for trading on the OTCQX under the symbol "POETF". The closing price of the Common Shares on the TSXV and on the OTCQX on October 5, 2016, the last trading day prior to the date of this Prospectus, was CAD$0.77 and US$0.59, respectively.

Any offering of Securities other than Common Shares will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Securities will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Securities other than Common Shares may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Securities in the secondary market (if any), the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. A prospective investor should be aware that the purchase of Securities may have tax consequences both in Canada and the United States. Prospective investors should read the tax discussion, if any, in the applicable Prospectus Supplement and consult with an independent tax advisor. See "Risk Factors".

Messrs. Todd A. DeBonis, David E. Lazovsky, Ajit Manocha, Suresh Venkatesan and Mohandas Warrior are each directors of the Corporation that reside outside of Canada. Each of the foregoing has appointed Bennett Jones LLP as agents for service of process at 3400 One First Canadian Place, PO Box 130, Toronto, Ontario M5X 1A4. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

Investors should rely only on the information contained or incorporated by reference in the Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide investors with different or additional information. If anyone provides investors with different or additional information, investors should not rely on it. The Corporation is not making an offer to sell or seeking an offer to buy Securities in any jurisdiction where the offer or sale is not permitted. Investors should assume that the information contained in the Prospectus and any applicable Prospectus Supplement is accurate only as at the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as at the date of that document, regardless of the time of delivery of the Prospectus and any applicable Prospectus Supplement or of any sale of the Corporation's securities. The Corporation's business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in the Prospectus and any applicable Prospectus Supplement and the documents incorporated by reference in the Prospectus and any applicable Prospectus Supplement were obtained from market research, publicly available information, and/or industry publications. The Corporation believes that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. The Corporation has not independently verified this information, and the Corporation does not make any representation as to the accuracy of this information.

The head office of the Corporation is Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario M4P 1E2.

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TABLE OF CONTENTS

Page

INTERPRETATION	5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	5
Documents Incorporated by Reference	6
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	7
AVAILABLE INFORMATION	7
POET TECHNOLOGIES INC.	8
RECENT DEVELOPMENTS	8
Plan of Distribution	9
Use of Proceeds	10
Description of SHARE CAPITAL	10
EARNINGS COVERAGE RATIO	10
Description of debt securities	11
Description of Convertible securities	12
DESCRIPTION OF SUBSCRIPTION RECEIPTS	13
Description of Warrants	14
DESCRIPTION OF RIGHTS	15
DESCRIPTION OF UNITS	16
Prior Sales	16
MARKET FOR SECURITIES	18
Risk Factors	18
CERTAIN INCOME TAX CONSIDERATIONS	21
ENFORCEABILITY OF CIVIL LIABILITIES	22
LEGAL MATTERS	22
AUDITORS, TRANSFER AGENT AND REGISTRAR	22
Interests of Experts	23
PURCHASERS' STATUTORY RIGHTS	23
PURCHASERS' CONTRACTUAL RIGHTS	23

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INTERPRETATION

In this Prospectus, unless otherwise indicated or the context otherwise requires, the terms "POET", the "Corporation", the "Issuer", "we", "us" and "our" are used to refer to POET Technologies Inc. and its subsidiaries.

The address of the Corporation's website is http://www.poet-technologies.com. Information contained on POET's website does not form part of this Prospectus nor is it incorporated by reference herein. Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized any person to provide different information.

Unless otherwise indicated, all dollar amounts in this Prospectus are expressed in United States dollars. Canadian dollars are stated as "CAD$". On October 5, 2016, the last business day before the date of this Prospectus, the noon exchange rate as quoted by the Bank of Canada was CAD$1.3178 = US$1.00.

The Securities being offered for sale under this Prospectus may only be sold in those jurisdictions in which offers and sales of the Securities are permitted. This Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful. The information contained in this Prospectus is accurate only as at the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Prospectus contains forward-looking statements and forward-looking information within the meaning of U.S. and Canadian securities laws. Forward-looking statements and information can generally be identified by the use of forward-looking terminology or words, such as, "continues", "with a view to", "is designed to", "pending", "predict", "potential", "plans", "expects", "anticipates", "believes", "intends", "estimates", "projects", and similar expressions or variations thereon, or statements that events, conditions or results "can", "might", "will", "shall", "may", "must", "would", "could", or "should" occur or be achieved and similar expressions in connection with any discussion, expectation, or projection of future operating or financial performance, events or trends. Forward-looking statements and forward-looking information are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

The forward-looking statements and information in this Prospectus are subject to various risks and uncertainties, including those described under the heading "Risk Factors" as well as under the heading "Risk Factors" in the Corporation's AIF (as defined herein), many of which are difficult to predict and generally beyond the control of the Corporation, including without limitation risks:

•	associated with the Corporation's limited operating history;

•	associated with the Corporation's need for additional financing, which may not be available on acceptable terms or at all;

•	that the Corporation will not be able to compete in the highly competitive semiconductor market;

•	that the Corporation's objectives will not be met within the time lines the Corporation expects or at all;

•	associated with research and development;

•	associated with the integration of recently acquired businesses;

•	associated with successfully protecting patents and trademarks and other intellectual property;

•	concerning the need to control costs and the possibility of unanticipated expenses;

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•	associated with manufacturing and development;

•	that the trading price of the Common Shares of the Corporation will be volatile; and

•	that shareholders' interests will be diluted through future stock offerings or options and warrant exercises.

For all of the reasons set forth above, investors should not place undue reliance on forward-looking statements. Other than any obligation to disclose material information under applicable securities laws or otherwise as may be required by law, the Corporation undertakes no obligation to revise or update any forward-looking statements after the date hereof.

Documents Incorporated by Reference

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of British Columbia, Alberta, Ontario and Quebec and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at its head office at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario M4P 1E2, and are also available electronically in Canada through the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. The filings of the Corporation through SEDAR and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents of the Corporation, filed by the Corporation with the securities commissions or similar authority in each of the provinces of British Columbia, Alberta, Ontario and Quebec are specifically incorporated by reference in this Prospectus:

a)	annual information form for the year ended December 31, 2015 on United States Securities and Exchange Commission Form 20-F, dated March 17, 2016 as amended dated March 17, 2016 (the "AIF");

b)	management information circular dated May 24, 2016 relating to the annual meeting of shareholders held on July 7, 2016;

c)	consolidated audited financial statements for the years ended December 31, 2015 and 2014, together with the auditors' report thereon;

d)	management's discussion and analysis for the year ended December 31, 2015 (as amended);

e)	interim consolidated financial statements for the six months ended June 30, 2016;

f)	management's discussion and analysis for the six months ended June 30, 2016;

g)	material change report dated May 4, 2016 concerning the acquisition by the Corporation of DenseLight Semiconductors Pte. Ltd.; and

h)	material change report dated January 12, 2016 concerning the Corporation's multi-year development and supply agreement with EpiWorks Inc.;

provided that these documents are not incorporated by reference to the extent their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement (in the case of a report on Form 6-K, if and to the extent expressly provided in such report).

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Any documents of the type described in section 11.1 of Form 44-101F1 - Short Form Prospectus, if filed by the Corporation after the date of this Prospectus and before the termination of the distribution, are deemed to be incorporated by reference in this Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

All information permitted by National Instrument 44-102 – Shelf Distributions to be omitted from this base shelf Prospectus will be contained in one or more shelf Prospectus Supplements that will be delivered to purchasers together with this base shelf Prospectus. Each shelf Prospectus Supplement will be incorporated by reference into this base shelf Prospectus for the purposes of securities legislation as of the date of the shelf Prospectus Supplement and only for the purposes of the distribution of the securities to which the shelf Prospectus Supplement pertains.

In addition, certain "marketing materials" (as defined in National Instrument 41-101 – General Prospectus Requirements ("NI 41-101")) may be used in connection with a distribution of Securities. Any "template version" (as defined in NI 41-101) of any marketing materials filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) will be deemed to be incorporated by reference in such Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement, of which this Prospectus forms a part: (1) the documents listed under "Documents Incorporated by Reference"; (2) the consent of Marcum LLP; (3) powers of attorney from certain of the Corporation's directors and officers; and (4) the form of indenture relating to the Debt Securities.

AVAILABLE INFORMATION

The Corporation is subject to the informational requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by the Corporation with, or furnished to, the SEC may be inspected and copied at the public reference facilities maintained by the SEC in the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549 by paying a fee. Prospective investors may call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information regarding the public reference facilities. The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

The Corporation has filed with the SEC a registration statement on Form F-10 (the "Registration Statement") under the U.S. Securities Act with respect to the Securities. This Prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Corporation and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC's website: www.sec.gov.

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POET TECHNOLOGIES INC.

The legal and commercial name of the Corporation is POET Technologies Inc. The Corporation was originally incorporated under the Corporation Act (British Columbia) on February 9, 1972 as Tandem Resources Ltd. On November 14, 1985, Tandem Resources Ltd. amalgamated with Stanmar Resources Ltd. and Keezic Resources Ltd., to continue as one company under the name Tandem Resources Ltd. under the Corporation Act (British Columbia). By Articles of Continuance dated January 3, 1997, Tandem Resources Ltd. was continued under the Business Corporations Act (Ontario) ("OBCA"). By Articles of Amendment dated September 26, 2006, Tandem Resources Ltd. changed its name to OPEL International Inc. By Certificate of Continuance dated January 30, 2007, OPEL International Inc. was continued under the New Brunswick Business Corporations Act. By Articles of Continuance dated November 30, 2010, OPEL International Inc. was continued under the OBCA and changed its name to OPEL Solar International Inc. By Articles of Amendment dated August 25, 2011, OPEL Solar International Inc. changed its name to OPEL Technologies Inc. By Articles of Amendment dated July 23, 2013, OPEL Technologies Inc. changed its name to POET Technologies Inc. Today, the Corporation is an Ontario-based corporation governed by the OBCA.

The Corporation is a reporting issuer in each of the provinces of Ontario, Alberta, British Columbia and Quebec.

The Corporation designs, manufactures and sells integrated opto-electronic solutions based on a proprietary single-chip process platform – Planar Opto-Electronic Technology (P.O.E.T.), which leverages internal manufacturing using both Gallium Arsenide and Indium Phosphide substrates to achieve greater levels of integration and efficiency at lower costs. The Company's photonic solutions are targeted at the data communications, medical, industrial, defense and automotive markets. Additionally, the Company's products are increasingly being utilized in sensing applications with the emergence of the Internet of Things market as well as lighting and display applications.

RECENT DEVELOPMENTS

On May 11, 2016, the Corporation acquired all the issued and outstanding voting securities of DenseLight Semiconductors Pte. Ltd. ("DenseLight"), a Singapore-based privately held photonics company that designs, manufactures and sells photonic sensing and optical light source products and solutions to the communications, medical, instrumentation, industrial, defense and security industries. The Corporation acquired DenseLight for $10,500,000 by issuing to DenseLight shareholders 13,611,150 Common Shares of the Corporation at a price of $0.771 (CAD$1.00) per share. Additionally, the Corporation will issue to the sellers of DenseLight, Common Shares having a value of $1,000,000 in the event that DenseLight achieves a certain pre-determined revenue target for 2016. Upon closing the transaction, the Corporation issued 2,386,386 Common Shares at a price of $0.771 (CAD$1.00) per share to certain creditors of DenseLight as part of a negotiated debt settlement. This acquisition provides the Corporation with immediate access to product revenue, an established fabrication operations and infrastructure, particularly in low cost regions, access to sales channels and distribution networks, a broadened IP base to include Indium Phosphide process technology for entry into long reach applications and expansion of the Corporation's expertise, product portfolio, and Served Available Market (SAM).

On June 23, 2016, the Corporation acquired all the issued and outstanding voting securities of BB Photonics Inc. ("BBP"), a New Jersey-based privately held photonics company that designs integrated photonic solutions for the data communications market. BBP develops photonic-integrated components for utilization in datacenter platform technology using embedded dielectric technology. The Corporation acquired BBP for $1,550,000 by issuing to BBP shareholders 1,996,090 Common Shares of the Corporation valued at $0.777 (CAD$1.00) per share. The acquisition of BBP provides the Corporation with additional differentiated intellectual property and know-how which will enable entry into the high growth sensing and data communications markets as well as the development of additional products for entry into new markets and applications.

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Plan of Distribution

The Corporation may sell Securities to or through underwriters or dealers designated by the Corporation from time to time and may also sell Securities directly to purchasers pursuant to applicable statutory exemptions or through agents.

Underwriters, dealers or agents with respect to the Securities sold to or through underwriters, dealers or agents will be named in the Prospectus Supplement relating to that particular offering of Securities. The Prospectus Supplement relating to a particular offering of Securities will also set forth the terms of the offering of the Securities including, to the extent applicable, any fees, discounts or other remuneration payable to the underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price(s) (in the event the offering is a non-fixed price distribution), the proceeds that the Corporation will receive and any other material terms of the plan of distribution.

Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution of the Securities. Without limiting the generality of the foregoing, the Corporation may also issue some or all of the Securities offered by this Prospectus in exchange for securities or assets of other entities which the Corporation may acquire in the future.

The offering of Securities under this Prospectus will be made only in Canada and to residents thereof. The Securities have not been, and will not be, registered under the U.S. Securities Act, or any state securities laws, and may not be offered, sold or delivered within the United States or to U.S. persons unless registered under the U.S. Securities Act and applicable state securities laws or an exemption therefrom is available. If specified in the applicable Prospectus Supplement, the Corporation or the underwriters, dealers or agents in an offering of Securities will be entitled to offer and sell those debt securities to accredited investors or qualified institutional buyers, as applicable, in the United States provided such offers and sales are made pursuant to an exemption from the registration requirements under the U.S. Securities Act and in compliance with applicable state securities laws. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Securities in the United States. Terms used in this paragraph have the meanings given to them by Regulation S under the U.S. Securities Act.

Any offering of Securities other than Common Shares will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Securities will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Securities other than Common Shares may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Securities in the secondary market (if any), the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. A prospective investor should be aware that the purchase of Securities may have tax consequences both in Canada and the United States. Prospective investors should read the tax discussion, if any, in the applicable Prospectus Supplement and consult with an independent tax advisor. See "Risk Factors".

Underwriters, dealers or agents who participate in the distribution of Securities under this Prospectus may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under securities legislation, or contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

Subject to applicable securities legislation and except as set out in a Prospectus Supplement relating to a particular offering of Securities, in connection with any offering of Securities under this Prospectus, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time. A purchaser who acquires securities forming part of the underwriters' over-allocation position will acquire those securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of an over-allotment option or secondary market purchases.

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Use of Proceeds

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Securities, the net proceeds to be received by the Corporation from the issue and sale from time to time of the Securities will be added to the general funds of the Corporation to be used for capital expansion, further product development, potential business or intellectual property acquisitions, working capital and general corporate purposes. The Corporation does not have any agreements or commitments for any specific acquisitions at this time.

The Corporation had negative cash flow for the financial year ended December 31, 2015 and the six months ended June 30, 2016. If the Corporation continues to have negative cash flow into the future, net proceeds may need to be allocated to funding the negative cash flow in addition to the expenditures listed above.

Description of SHARE CAPITAL

The authorized capital of the Corporation consists of an unlimited number of Common Shares, without par value, of which there are 224,388,852 Common Shares issued and outstanding as of the date hereof, and one special voting share, of which there are nil special voting shares issued and outstanding as of the date hereof.

In addition, the Corporation has issued and outstanding, 23,225,500 options to acquire Common Shares at a weighted average exercise price of CAD$1.16 per Common Share and a weighted average remaining contractual life of 3.86 years, of which 11,816,642 options to acquire Common Shares with a weighted average exercise price of CAD$1.03 per Common Share have vested as of the date hereof.

Holders of Common Shares are entitled to one vote per Common Share at meetings of shareholders, to receive such dividends as may be declared by the board of directors of the Corporation (the "Board of Directors") and to receive the residual property and assets of the Corporation upon dissolution or winding-up. The Common Shares are not subject to any future call of assessment and there are no pre-emptive, conversion or redemption rights attached to such shares.

The Corporation has not declared or paid any dividends on its Common Shares since the date of its incorporation. The Corporation's policy is to retain its earnings, if any, for the financing of future growth and development of its business and does not expect to pay dividends or to make any other distributions in the near future. The Board of Directors will review this policy from time to time having regard to the Corporation's financing requirements, financial condition and other factors considered to be relevant.

EARNINGS COVERAGE RATIO

This Prospectus, together with an applicable Prospectus Supplement, qualifies the issuance of Debt Securities. The Corporation has no long-term debt as of the date hereof and had no long-term debt as of December 31, 2015 and June 30, 2016. Though the Corporation has no long-term debt to service, the Corporation also has limited financial resources and negative cash flow. As a result of the foregoing, the earnings coverage ratios for the year ended December 31, 2015 and the twelve-month period ended June 30, 2016 are less than one-to-one.

The ability of the Corporation to satisfy any payment obligations under Debt Securities that may be issued pursuant to a Prospectus Supplement, other than the conversion or payment of interest in Common Shares, as the case may be, will be dependent on its ability to generate cash flows or its ability to raise additional financing. See "Risk Factors – Risks Related to the Securities – Credit Risk".

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Description of debt securities

The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities in respect of which a Prospectus Supplement will be filed. The particular terms and provisions of the Debt Securities offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Debt Securities.

Debt Securities may be offered separately or in combination with one or more other Securities. The Corporation may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of Debt Securities pursuant to this Prospectus.

Debt securities will be issued under one or more indentures (each, a "Debt Indenture"), in each case between the Corporation and an appropriately qualified entity authorized to carry on business as a trustee (each, a "Trustee"). The description below is not exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable Debt Indenture. Accordingly, reference should also be made to the applicable Debt Indenture, a copy of which will be filed by the Corporation with applicable provincial securities commissions or similar regulatory authorities in Canada after it has been entered into and before the issue of any Debt Securities thereunder and a copy of the form of which will be filed with the SEC as an exhibit to the Registration Statement, and will be available electronically on SEDAR under the Corporation's profile which can be accessed at www.sedar.com.

The following description sets forth certain general terms and provisions of the Debt Securities and is not intended to be complete. The particular terms and provisions of the Debt Securities and a description of how the general terms and provisions described below may apply to the Debt Securities will be included in the applicable Prospectus Supplement. The following description is subject to supplement in a Prospectus Supplement and the detailed provisions of any Debt Indenture.

General

The Debt Securities may be issued from time to time in one or more series. The Corporation may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of Debt Securities may be reopened for issuance of additional Debt Securities of such series.

Any Prospectus Supplement for Debt Securities supplementing this Prospectus will contain the specific terms and other information with respect to the Debt Securities being offered thereby, including:

•	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

•	any limit upon the aggregate principal amount of such Debt Securities;

•	the currency or currency units for which such Debt Securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars);

•	the issue price (at par, at a discount or at a premium) of such Debt Securities;

•	the date or dates on which such Debt Securities will be issued and delivered;

•	the date or dates on which such Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determination of such date(s);

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•	the rate or rates per annum (either fixed or floating, respectively) at which such Debt Securities will bear interest (if any) and, if floating, the method of determination of such rate;

•	the date or dates from which any such interest will accrue and on which such interest will be payable and the record date or dates for the payment of such interest, or the method of determination of such date(s);

•	if applicable, the provisions for subordination of such Debt Securities to other indebtedness of the Corporation;

•	any redemption term or terms under which such Debt Securities may be defeased whether at or prior to maturity;

•	any repayment or sinking fund provisions;

•	any events of default applicable to such Debt Securities;

•	whether such Debt Securities are to be issued in registered form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any exchange or conversion terms and any provisions for the adjustment thereof;

•	if applicable, the ability of the Corporation to satisfy all or a portion of any redemption of such Debt Securities, any payment of any interest on such Debt Securities or any repayment of the principal owing upon the maturity of such Debt Securities through the issuance of securities of the Corporation or of any other entity, and any restriction(s) on the persons to whom such securities may be issued; and

•	any other specific terms or covenants applicable to such Debt Securities.

In no event will any Debt Securities issued pursuant to this Prospectus be convertible or exchangeable into securities other than securities of the Corporation.

The Corporation reserves the right to include in a Prospectus Supplement specific terms pertaining to the Debt Securities which are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Debt Securities. In the event that Debt Securities are issued in respect of which the payment of interest or the redemption of the principal amount thereof may be satisfied through the issuance of additional securities of the Corporation, the issuance of such securities will be qualified by this Prospectus and the applicable Prospectus Supplement that qualifies the issuance of such Debt Securities to the extent that this Prospectus remains in effect at such time. All issuances of securities in satisfaction of the payment of interest on, or redemption of the principal amount of, any Debt Securities will be made in accordance with applicable securities laws.

Unless otherwise specified in a Prospectus Supplement, the Debt Securities will be direct unsecured obligations of the Corporation and will rank pari passu (except as to sinking funds) with all other unsubordinated and unsecured indebtedness of the Corporation, including other debt securities issued under the Debt Indenture.

Description of Convertible securities

This description sets forth certain general terms and provisions that could apply to any Convertible Securities that the Corporation may issue pursuant to this Prospectus. The Corporation will provide particular terms and provisions of a series of Convertible Securities, and a description of how the general terms and provisions described below may apply to that series, in a Prospectus Supplement.

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The Convertible Securities will be convertible or exchangeable into Common Shares and/or other Securities. The Convertible Securities convertible or exchangeable into Common Shares and/or other Securities may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the agreement, indenture or other instrument to which such Convertible Securities will be created and issued. The following sets forth the general terms and provisions of such Convertible Securities under this Prospectus.

The particular terms of each issue of such Convertible Securities will be described in the related Prospectus Supplement. This description will include, where applicable: (i) the number of such Convertible Securities offered; (ii) the price at which such Convertible Securities will be offered; (iii) the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities; (iv) the number of Common Shares and/or other Securities that may be issued upon the conversion or exchange of such Convertible Securities; (v) the period or periods during which any conversion or exchange may or must occur; (vi) the designation and terms of any other Convertible Securities with which such Convertible Securities will be offered, if any; (vii) the gross proceeds from the sale of such Convertible Securities; and (viii) any other material terms and conditions of such Convertible Securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Corporation may issue Subscription Receipts, independently or together with other securities. Subscription Receipts will be issued under one or more subscription receipt agreements.

A Subscription Receipt is a security of the Corporation that will entitle the holder to receive one or more Common Share or a combination of Common Shares and Warrants, upon the completion of a transaction, typically an acquisition by the Corporation of the assets or securities of another entity. After the offering of Subscription Receipts, the subscription proceeds for the Subscription Receipts are held in escrow by the designated escrow agent, pending the completion of the transaction. Holders of Subscription Receipts will not have any rights of shareholders of the Corporation. Holders of Subscription Receipts are only entitled to receive Common Shares or Warrants or a combination thereof upon the surrender of their Subscription Receipts to the escrow agent or to a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

Selected provisions of the Subscription Receipts and the subscription receipt agreements are summarized below. This summary is not complete. The statements made in this Prospectus relating to any subscription receipt agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable subscription receipt agreement.

The Prospectus Supplement will set forth the following terms relating to the Subscription Receipts being offered:

•	the designation of the Subscription Receipts;

•	the aggregate number of Subscription Receipts offered and the offering price;

•	the terms, conditions and procedures for which the holders of Subscription Receipts will become entitled to receive Common Shares or Warrants or a combination thereof;

•	the number of Common Shares or Warrants or a combination thereof that may be obtained upon the conversion of each Subscription Receipt and the period or periods during which any conversion must occur;

•	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;

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•	the gross proceeds from the sale of such Subscription Receipts, including (if applicable) the terms applicable to the gross proceeds from the sale of such Subscription Receipts, plus any interest earned thereon;

•	the material income tax consequences of owning, holding and disposing of such Subscription Receipts;

•	whether such Subscription Receipts will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

Description of Warrants

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares (the "Warrants").

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Corporation and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements governing the Warrants being offered. The Warrant agent is expected to act solely as the agent of the Corporation and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed with applicable provincial securities commissions or similar regulatory authorities in Canada after it has been entered into and before the issue of any Warrants thereunder, and will be available electronically on SEDAR under the Corporation's issuer profile which can be accessed at www.sedar.com.

Warrants

The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of the Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the class and/or number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

•	the terms of any provisions allowing for adjustment in (i) the class and/or number of Common Shares or other securities or property that may be purchased, or (ii) the exercise price per Common Share;

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•	whether the Corporation will issue fractional shares;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each security;

•	the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	whether the Corporation has applied to list the Warrants and/or the related Common Shares on a stock exchange; and

•	any other material terms or conditions of the Warrants.

DESCRIPTION OF RIGHTS

The Corporation may issue Rights to its shareholders for the purchase of Debt Securities, Common Shares or other Securities. These Rights may be issued independently or together with any other Security offered hereby and may or may not be transferable by the shareholder receiving the Rights in such offering. In connection with any offering of such Rights, the Corporation may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any Securities remaining unsubscribed for after such offering.

Each series of Rights will be issued under a separate rights agreement which the Corporation will enter into with a bank or trust company, as rights agent, all as set forth in the applicable Prospectus Supplement. The rights agent will act solely as the Corporation's agent in connection with the certificates relating to the Rights and will not assume any obligation or relationship of agency or trust with any holders of Rights certificates or beneficial owners of Rights.

The applicable Prospectus Supplement will describe the specific terms of any offering of Rights for which this Prospectus is being delivered, including the following:

•	the date of determining the shareholders entitled to the Rights distribution;

•	the number of Rights issued or to be issued to each shareholder;

•	the exercise price payable for each share of Debt Securities, Common Shares or other Securities upon the exercise of the Rights;

•	the number and terms of the shares of Debt Securities, Common Shares or other Securities which may be purchased per each Right;

•	the extent to which the Rights are transferable;

•	the date on which the holder's ability to exercise the Rights shall commence, and the date on which the Rights shall expire;

•	the extent to which the Rights may include an over-subscription privilege with respect to unsubscribed Securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by the Corporation in connection with the offering of such Rights; and

•	any other terms of the Rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the Rights.

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DESCRIPTION OF UNITS

The Corporation may issue Units comprised of one or more of the other Securities described herein in any combination. The Prospectus Supplement relating to the particular Units offered thereby will describe the terms of such Units and, as applicable, the terms of such other Securities.

Each Unit is expected to be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit is expected to have the rights and obligations of a holder of each included Security. The Unit agreement under which a Unit is issued, as the case may be, may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable Prospectus Supplement may describe:

•	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

•	any other material terms and conditions of the Units.

The preceding description and any description of Units in an applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

Prior Sales

During the twelve-month period prior to the date of this Prospectus, the Corporation issued the following Common Shares (all prices in CAD$):

Date	CAD$ per Common Share	Number of Common Shares	Date	CAD$ per Common Share	Number of Common Shares
October 1-30, 2015(2)	$0.490	170,000	May 11, 2016(4)	$1.000	13,611,150
October 2, 2015(2)	$0.760	75,000	May 11, 2016(2)	$0.230	75,000
October 2-30, 2015(2)	$0.445	130,000	May 19, 2016(2)	$0.280	30,000
October 8, 2015(2)	$0.230	20,000	May 19, 2016(2)	$0.760	75,000
October 13, 2015(2)	$0.275	25,000	May 25-31, 2016(2)	$0.235	300,000
October 14-27, 2015(2)	$0.440	114,000	May 27, 2016(1)	$0.230	13,040
October 15, 2015(2)	$0.280	10,000	May 27, 2016(1)	$0.230	5,000
October 15-26, 2015(2)	$0.460	170,000	June 1-30, 2016(2)	$0.445	650,000
October 30, 2015(1)	$0.500	200,000	June 3, 2016(2)	$0.345	10,000
November 2-3, 2015(2)	$0.440	100,000	June 3-9, 2016(2)	$0.490	300,000
November 2-16, 2015(2)	$0.490	220,000	June 3-30, 2016(2)	$0.235	700,000
November 2-30, 2015(2)	$0.445	270,000	June 23, 2016(3)	$1.000	1,996,090
November 4, 2015(2)	$0.345	5,000	June 28, 2016(1)	$0.230	25,000
November 4, 2015(2)	$0.510	7,000	July 4-29, 2016(2)	$0.445	530,000
November 5, 2015(1)	$0.500	201,500	July 7-29, 2016(2)	$0.235	200,000
November 5-26, 2015(2)	$0.460	450,000	July 13, 2016(2)	$0.440	50,000

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Date	CAD$ per Common Share	Number of Common Shares	Date	CAD$ per Common Share	Number of Common Shares
December 1, 2015 –			August 3, 2016(2)	$0.445	40,000
January 6, 2016(2)	$0.445	531,000	August 8, 2016(2)	$0.445	40,000
December 10-23, 2015(2)	$0.430	500,000	August 9, 2016(1)	$0.23	8,000
January 7-25, 2016(2)	$0.445	204,000	August 10, 2016(2)	$0.445	40,000
January 8-25, 2016(2)	$0.490	75,000	August 10, 2016(2)	$0.235	47,500
January 14, 2016(1)	$0.500	458,110	August 15, 2016(2)	$0.235	30,000
January 15, 2016(2)	$0.510	2,000	August 16, 2016(2)	$0.235	22,500
January 15-27, 2016(2)	$0.440	155,000	August 16, 2016(1)	$0.23	500,000
January 19, 2016(1)	$0.500	19,395	August 17, 2016(2)	$0.445	19,500
January 27-29, 2016(2)	$0.470	46,000	August 18, 2016(2)	$0.445	6,500
February 1-2, 2016(2)	$0.470	54,000	August 23, 2016(2)	$0.445	40,000
February 1-3, 2016(2)	$0.490	50,000	August 23, 2016(2)	$0.235	50,000
February 3, 2016(1)	$0.230	3,250	August 24, 2016(1)	$0.23	536,900
February 3-5, 2016(2)	$0.510	22,000	August 24, 2016(2)	$0.445	13,000
February 9, 2016(1)	$1.000	631,000	August 25, 2016(2)	$0.445	31,000
February 10, 2016(1)	$1.000	100,000	August 30, 2016(2)	$0.235	50,000
February 11, 2016(1)	$1.000	146,000	August 30, 2016(2)	$445	1,000
February 12, 2016(1)	$0.500	25,100	August 31, 2016(2)	$445	49,000
February 12, 2016(1)	$1.000	1,304,092	August 31, 2016(1)	$0.230	536,900
February 22, 2016(2)	$0.445	10,000	September 2, 2016(2)	$0.235	50,000
April 3-21, 2016(2)	$0.445	160,000	September 9, 2016(2)	$0.235	25,000
April 4, 2016(2)	$0.230	15,000	September 12, 2016(2)	$0.235	12,500
April 4, 2016(2)	$0.280	15,000	September 12, 2016(2)	$0.235	37,500
April 5, 2016(2)	$0.490	50,000	September 13, 2016(2)	$0.235	12,500
April 5-27, 2016(2)	$0.440	80,000	September 15, 2016(2)	$0.235	75,000
May 3-18, 2016(2)	$0.440	40,000	September 16, 2016(1)	$0.230	19,525
May 5-31, 2016(2)	$0.445	115,000	September 22, 2016(2)	$0.235	63,000
May 10-25, 2016(2)	$0.510	600,000	September 23, 2016(2)	$0.235	37,000
May 11, 2016(5)	$1.000	1,738,236	October 3, 2016(2)	$0.235	100,000
May 11, 2016(5)	$1.000	648,150

Notes:

(1)       Common shares issued pursuant to exercise of warrants

(2)       Common shares issued on such date or dates within the indicated period pursuant to exercise of options

(3)       Common Shares issued in connection with the acquisition of BBP

(4)       Common Shares issued in connection with the acquisition of DSL

(5)       Common Shares issued in connection with the settlement of certain debts of DenseLight

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MARKET FOR SECURITIES

The Common Shares are listed on the TSXV under the symbol "PTK". The following table sets forth information relating to the trading and quotation of the Common Shares on the TSXV (in CAD$) for the months indicated.

Period	High (CAD$)	Low (CAD$)	Volume
October 2015	$1.20	$0.72	11,457,683
November 2015	$0.95	$0.79	4,521,978
December 2015	$1.05	$0.80	4,477,561
January 2016	$0.98	$0.84	6,557,044
February 2016	$1.10	$0.95	7,253,595
March 2016	$1.08	$0.86	5,672,179
April 2016	$1.44	$0.87	8,243,473
May 2016	$1.44	$0.96	8,620,420
June 2016	$0.98	$0.83	5,874,560
July 2016	$0.95	$0.80	3,678,989
August 2016	$0.90	$0.76	4,268,379
September 2016	$0.84	$0.78	2,340,143
October 1-5, 2016	$0.81	$0.75	351,819

Risk Factors

An investment in the Securities offered hereby involves a high degree of risk and should be regarded as speculative due to the nature of the business. POET has incurred losses since inception and expects to incur further losses in the foreseeable future.

In addition to the other information contained in this Prospectus, reference is made to the section entitled "Risk Factors" in the AIF which is incorporated herein by reference. Any one or more of such risk factors could materially affect the Corporation's future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to the Corporation.

Risks Related to the Offering

Loss of Entire Investment

An investment in the Securities of the Corporation is speculative and may result in the loss of an investor's entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Corporation.

Allocation of proceeds

POET has discretion in the use of the net proceeds from the offering of Securities. The Corporation currently intends to allocate the net proceeds expected to be received from the offering of Securities as described under "Use of Proceeds" of this Prospectus or any Prospectus Supplement. However, the Corporation's management will have discretion in the actual application of the net proceeds, and POET may elect to allocate proceeds differently from that described in "Use of Proceeds" if POET believes it would be in POET's best interests to do so. The failure by the Corporation's management to apply these funds effectively could have a material adverse effect on its business.

Negative cash flows from operations

The Corporation currently generates negative cash flows from operations, due to the expenses incurred developing its technologies and developing manufacturing infrastructure. Further, POET has not yet commercialized its product.

Risks Related To Common Shares

Listing of the Common Shares

The listing of the Common Shares on the TSXV and the quotation for trading on OTCQX is conditional upon its ability to maintain the applicable minimum requirements for listing and quotation, as applicable, of the TSXV and OTCQX. There can be no assurance that there will be sufficient liquidity of the Common Shares or that the Corporation will continue to meet the listing and quotation requirements of the TSXV and OTCQX, respectively, or achieve listing on any other public securities exchange.

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The TSXV may also consider the delisting of the Common Shares if, in its opinion, it appears the Corporation is in serious financial difficulty, if there is significant doubt regarding its ability to continue as a going concern or the Corporation otherwise fails to meet the continued listing requirements thereof. In such circumstances, the TSXV may place POET under a delisting review that could lead to the delisting of the Common Shares from the TSXV.

If the Common Shares are delisted from the TSXV, they may be eligible for listing on a substitute exchange, such as the Canadian Securities Exchange; however in the event that POET is not able to maintain a listing for the Common Shares on the TSXV or a substitute exchange, it may be extremely difficult or impossible for shareholders to sell their Common Shares in Canada. Moreover, if POET is delisted from the TSXV, but obtains a substitute listing for the Common Shares, the Common Shares may have less liquidity and more price volatility than experienced on the TSXV. Shareholders may not be able to sell their Common Shares on any such substitute exchange in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if the Common Shares are delisted from the TSXV, the price of the Common Shares may decline and the Corporation's ability to obtain financing in the future could be materially impaired.

Trading price fluctuations

The trading price of the Common Shares has been and may continue to fluctuate significantly and shareholders may have difficulty reselling their Common Shares.

During the last 12 months, the Common Shares have traded as low as CAD$0.62 and as high as CAD$1.45 on the TSXV. The Common Shares are also quoted on the OTCQX, a U.S. based over-the-counter trading facility. In addition to volatility associated with over-the-counter securities in general, the value of your investment could decline due to the impact of any of the following or other factors upon the market price of the Common Shares:

•	changes in the demand for semiconductors;

•	disappointing results from the Corporation's marketing and sales efforts;

•	failure to meet the Corporation's revenue or profit goals or operating budget;

•	decline in demand for the Common Shares;

•	acquisitions and dispositions completed by the Corporation;

•	downward revisions in securities analysts' estimates or changes in general market conditions;

•	lack of funding generated for operations;

•	short selling, manipulation of the Common Shares and prohibited trades;

•	rumours and collusion;

•	investor perception of the Corporation's industry or its business prospects; and

•	general economic trends.

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of the Common Shares.

Further, shareholders may experience dilution of their shareholdings due to the exercise of outstanding options or Warrants or securities convertible into Common Shares that may be issued.

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Dilution of existing shareholders

The constating documents of the Corporation authorize the issuance of an unlimited number of Common Shares. The Board of Directors has the authority to issue additional Common Shares to provide additional financing in the future and the issuance of any such Common Shares may result in a reduction of the book value (on a per share basis) or market price of the outstanding Common Shares. If POET does issue any such additional Common Shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuances could result in a change of control.

Capital-raising constraints

A decline in the price of the Common Shares could result in a reduction in the liquidity of the Common Shares and a reduction in the Corporation's ability to raise additional capital for its operations. Because POET's operations to date have been principally financed through the sale of equity securities, a decline in the price of the Common Shares could have an adverse effect upon the liquidity of the Common Shares and POET's continued operations. A reduction in POET's ability to raise equity capital in the future would have a material adverse effect upon the Corporation's business plan and operations, including its ability to continue its current operations. If the price for the Common Shares declines, the Corporation may not be able to raise additional capital or generate funds from operations sufficient to meet its obligations.

No payment of dividends

The Corporation has never declared nor paid any dividends on the Common Shares. The Corporation intends, for the foreseeable future, to retain future earnings, if any, to finance development activities. The payment of future dividends, if any, will be reviewed periodically by the Board of Directors and will depend upon, among other things, conditions then existing including earnings, financial conditions, cash on hand, development and growth, and other factors that the Board of Directors may consider appropriate in the circumstances.

Risks Related to the Securities

Unlisted Securities

The Securities (other than the Common Shares) may not be listed and there may not be an established trading market for those Securities. Investors may be unable to sell the Securities at the prices desired or at all. There is no existing trading market for the Debt Securities, Convertible Securities, Subscription Receipts, Warrants, Rights or Units. As a result, there can be no assurance that a liquid market will develop or be maintained for those Securities, or that an investor will be able to sell any of those Securities at a particular time (if at all). The Corporation may not list the Debt Securities, Convertible Securities, Subscription Receipts, Warrants, Rights or Units on any Canadian or other securities exchange, and the Common Shares may be delisted or suspended. The liquidity of the trading market in those Securities, and the market price quoted for those securities, may be adversely affected by, among other things:

•	changes in the overall market for those Securities;

•	changes in the Corporation's financial performance or prospects;

•	changes or perceived changes in the Corporation's creditworthiness;

•	the prospects for companies in the industry generally;

•	the number of holders of those Securities;

•	the interest of securities dealers in making a market for those Securities; and

•	prevailing interest rates.

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Unsecured Debt Securities

The Debt Securities may be unsecured debt of the Corporation and, if so, will rank equally in right of payment with all other existing and future unsecured debt of the Corporation. Unless collateralized or guaranteed, the Debt Securities will be effectively subordinated to all existing and future secured debt of the Corporation to the extent of the assets securing such debt. If the Corporation is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including if applicable, the Debt Securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

Subordination to subsidiary indebtedness

The Corporation conducts its operations through subsidiaries and to the extent any such subsidiary has or incurs indebtedness with a third party, the holders of the Debt Securities will, unless the Debt Securities are guaranteed by the Corporation's subsidiaries or collateralized in some other way, be effectively subordinated to the claims of the holders of such third party indebtedness, including in the event of liquidation or upon a realization of the assets of any such subsidiary.

Credit Risk

The likelihood that purchasers of Debt Securities will receive payments owing to them under the terms of the Debt Securities will depend on the financial health of the Corporation and its creditworthiness. The Corporation has limited financial resources and negative flow from its operations. The ability of the Corporation to satisfy its payment obligations under the Debt Securities, other than the conversion or payment of interest in Common Shares, as the case may be, will be dependent on its ability to generate cash flows or its ability to raise additional financing.

Tax Risk

Prospective investors should be aware that the purchase of Securities may have tax consequences both in Canada and the United States. Prospectus investors should read the tax discussion, if any, in the applicable Prospectus Supplement and consult with an independent tax advisor.

Inability to enforce actions

The Corporation is incorporated under the laws of the Province of Ontario. Some of the directors and officers of the Corporation reside principally in Canada. Because all or a substantial portion of the assets of the Corporation and the assets of these persons are located outside of the United States, it may not be possible for investors to effect service of process within the United States upon the Corporation or those persons. Furthermore, it may not be possible to enforce in the United States, judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against the Corporation and certain of the directors and officers.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain material Canadian federal income tax consequences to an investor who is a non-resident of Canada acquiring any Debt Securities offered thereunder, including whether payments of principal, premium, if any, and interest on Debt Securities will be subject to Canadian non-resident withholding tax. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended), including, to the extent applicable, such consequences relating to Debt Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

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ENFORCEABILITY OF CIVIL LIABILITIES

The Corporation is a corporation incorporated under and governed by the OBCA. Some of the directors and officers of the Corporation, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside Canada and all or a substantial portion of their assets are located outside Canada. The Corporation has appointed an agent for service of process in Canada, but it may be difficult for holders of Securities who reside in Canada to effect service within Canada upon those directors who are not residents of Canada. It may also be difficult for holders of Debt Securities who reside in Canada to realize in Canada upon judgments of courts of Canada predicated upon the Corporation's civil liability and the civil liability of the directors and officers of the Corporation under applicable securities laws.

The Corporation filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form FX. Under the Form F-X, the Corporation appointed CT Corporation System, with an address at 111 Eighth Avenue, New York, NY 10011 USA, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of Securities under this Prospectus.

Each of Messrs. Todd A. DeBonis, David E. Lazovsky, Ajit Manocha, Suresh Venkatesan and Mohandas Warrior are directors of the Corporation who reside outside of Canada and have appointed the following agent as their agent for service of process:

Name of Person	Name and Address of Agent
Todd A. DeBonis David E. Lazovsky Anjit Manocha Suresh Venkatesan Mohandas Warrior	Bennett Jones LLP 3400 One First Canadian Place, PO Box 130, Toronto, ON M5X 1A4

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters relating to Canadian law in connection with the offering of Securities will be passed upon on behalf of POET by Bennett Jones LLP and certain legal matters relating to United States law in connection with the offering of Securities will be passed upon on behalf of POET by Katten Muchin Rosenman LLP. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

AUDITORS, TRANSFER AGENT AND REGISTRAR

POET's auditors are Marcum LLP, City Place II, 185 Asylum Street, 17th Floor, Hartford, Connecticut 06103.

The transfer agent and registrar of the Common Shares is TMX Equity Transfer Services Inc., 200 University Avenue, Suite 300, Toronto, Ontario M5H 4H1. The transfer agent and registrar for the outstanding Warrants is Capital Transfer Agency, Suite 401, 121 Richmond Street West, Toronto, Ontario, M5H 2K1.

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Interests of Experts

Marcum LLP has prepared the auditor's report with respect to the Corporation's annual financial statements for the year ended December 31, 2015, which is incorporated by reference into this Prospectus. Marcum LLP has advised that they are independent in accordance with and within the meaning of the applicable rules and related interpretations prescribed by the relevant professional bodies in Canada and the rules and standards of the United States Public Company Accounting Oversight Board and the securities laws and regulations administered by the SEC.

As of the date hereof the partners and associates of Bennett Jones LLP own, beneficially, directly or indirectly, less than 1% of any securities of the Corporation or any associate or affiliate of the Corporation.

PURCHASERS' STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a Prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the Prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal adviser.

PURCHASERS' CONTRACTUAL RIGHTS

Original purchasers of Debt Securities, Subscription Receipts, Warrants and Rights (including any of the foregoing contained in any Units), which are convertible into other securities of the Corporation will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such Debt Securities, Subscription Receipts, Warrants and Rights. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

Original purchasers are further advised that in certain provinces or territories the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the province in which the purchaser resides for the particulars of these rights, or consult with a legal advisor.

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PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

Section 136 of the Ontario Business Corporations Act and Section 6 of the Amended and Restated By-Law No. 1 of the Corporation (the “Bylaws”) (as amended) provide for indemnification of directors and officers of the Corporation.

Section 136 of the Ontario Business Corporations Act provides as follows:

Indemnification

136. (1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. 2006, c. 34, Sched. B, s. 26.

Advance of costs

(2) A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3). 2006, c. 34, Sched. B, s. 26.

Limitation

(3) A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request. 2006, c. 34, Sched. B, s. 26.

Same

(4) In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual’s conduct was lawful. 2006, c. 34, Sched. B, s. 26.

Derivative actions

(4.1) A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3). 2006, c. 34, Sched. B, s. 26.

Right to indemnity

(4.2) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

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(a) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsections (3) and (4). 2006, c. 34, Sched. B, s. 26.

Insurance

(4.3) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,

(a) in the individual’s capacity as a director or officer of the corporation; or

(b) in the individual’s capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request. 2006, c. 34, Sched. B, s. 26.

Application to court

(5) A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit. R.S.O. 1990, c. B.16, s. 136 (5).

Idem

(6) Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel. R.S.O. 1990, c. B.16, s. 136 (6).

Section Amendments with date in force (d/m/y)

Section 6 of the Bylaws contains the following provisions with respect to indemnification of the Corporation’s directors and officers with respect to certain insurance maintained by the Corporation with respect to its indemnification obligations:

6. PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1	Indemnification of Directors and Officers. The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and the heirs and legal representatives of such a person to the fullest extent permitted by the Act.

6.2	Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 6.1 to the extent permitted by the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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EXHIBITS

The following exhibits have been filed as part of the Registration Statement:

Exhibit Number	Description

4.1	Annual Information Form for the year ended December 31, 2015, dated March 17, 2016 as amended dated March 17, 2016, on Form 20-F filed with the Commission on March 17, 2016, as amended on Form 20-F/A filed with the Commission on March 18, 2016 (File No. 000-55135).

4.2*	Management Information Circular, dated May 24, 2016, relating to the annual meeting of the Corporation’s shareholders held on July 7, 2016.

4.3	Consolidated Audited Financial Statements for the years ended December 31, 2015, 2014, and 2013, together with the auditors' report thereon (incorporated by reference to the Corporation’s Annual Report on Form 20-F/A filed with the Commission on March 18, 2016 (File No. 000-55135)).

4.4*	Management’s Discussion and Analysis for the year ended December 31, 2015 (as amended).

4.5	Interim consolidated financial statements for the six months ended June 30, 2016 (incorporated by reference to Exhibit 99.1 to the Corporation’s Report on Form 6-K furnished to the Commission on August 30, 2016 (File No. 000-55135)).

4.6	Management’s Discussion and Analysis for the six months ended June 30, 2016 (incorporated by reference to Exhibit 99.2 to the Corporation’s Report on Form 6-K filed furnished to the Commission on August 30, 2016 (File No. 000-55135)).

4.7	Material Change Report dated May 4, 2016 concerning the acquisition by the Corporation of DenseLight Semiconductors Pte. Ltd. (incorporated by reference to Exhibit 99.1 to the Corporation’s Report on Form 6-K furnished to the Commission on May 5, 2016 (File No. 000-55135)).

4.8	Material Change Report dated January 12, 2016 concerning the Corporation’s multi-year development and supply agreement with EpiWorks Inc. (incorporated by reference to Exhibit 99.1 to the Corporation’s Report on Form 6-K furnished to the Commission on January 12, 2016 (File No. 000-55135)).

5.1**	Consent of Marcum LLP, independent registered public accounting firm.

6.1*	Power of Attorney (contained on the signature page of the Form F-10 Registration Statement filed with the Commission on September 1, 2016).

7.1*	Form of Indenture.

______________________

*Previously filed as an exhibit to this Registration Statement

**Filed herewith

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Corporation undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Registration Statement on Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) The Corporation has previously filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, the Corporation will designate at a later date a trustee under the indenture included as Exhibit 7.1 hereto, and will file at such later date an application for determining such trustee’s eligibility under the Trust Indenture Act of 1939, as amended.

(c) Any change to the name or address of the agent for service of the Corporation shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form F-10 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on October 7, 2016.

POET Technologies Inc.

By:	/s/ Suresh Venkatesan
Name: Suresh Venkatesan
Title: Chief Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 7, 2016.

Signature	Title

/s/ Suresh Venkatesan Suresh Venkatesan	Chief Executive Officer and Director (Principal Executive Officer)

* Kevin Barnes	Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Ajit Manocha	Executive Chairman of the Board of Directors

* John O’Donnell	Director

* Chris Tsiofas	Director

* Todd A. DeBonis	Director

* David E. Lazovsky	Director

* Mohandas Warrior	Director

*By:	/s/ Suresh Venkatesan
Suresh Venkatesan
Attorney-in-fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Amendment to the Registration Statement, solely in the capacity of the duly authorized representative of POET Technologies Inc. in the United States, on October 7, 2016.

POET Technologies Inc.

By:	/s/ Suresh Venkatesan
Name: Suresh Venkatesan
Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Annual Information Form for the year ended December 31, 2015, dated March 17, 2016 as amended dated March 17, 2016, on Form 20-F filed with the Commission on March 17, 2016, as amended on Form 20-F/A filed with the Commission on March 18, 2016 (File No. 000-55135).

4.2*	Management Information Circular, dated May 24, 2016, relating to the annual meeting of the Corporation’s shareholders held on July 7, 2016.

4.3	Consolidated Audited Financial Statements for the years ended December 31, 2015, 2014, and 2013, together with the auditors' report thereon (incorporated by reference to the Corporation’s Annual Report on Form 20-F/A filed with the Commission on March 18, 2016 (File No. 000-55135)).

4.4*	Management’s Discussion and Analysis for the year ended December 31, 2015 (as amended).

4.5	Interim consolidated financial statements for the six months ended June 30, 2016 (incorporated by reference to Exhibit 99.1 to the Corporation’s Report on Form 6-K furnished to the Commission on August 30, 2016 (File No. 000-55135)).

4.6	Management’s Discussion and Analysis for the six months ended June 30, 2016 (incorporated by reference to Exhibit 99.2 to the Corporation’s Report on Form 6-K filed furnished to the Commission on August 30, 2016 (File No. 000-55135)).

4.7	Material Change Report dated May 4, 2016 concerning the acquisition by the Corporation of DenseLight Semiconductors Pte. Ltd. (incorporated by reference to Exhibit 99.1 to the Corporation’s Report on Form 6-K furnished to the Commission on May 5, 2016 (File No. 000-55135)).

4.8	Material Change Report dated January 12, 2016 concerning the Corporation’s multi-year development and supply agreement with EpiWorks Inc. (incorporated by reference to Exhibit 99.1 to the Corporation’s Report on Form 6-K furnished to the Commission on January 12, 2016 (File No. 000-55135)).

5.1**	Consent of Marcum LLP, independent registered public accounting firm.

6.1*	Power of Attorney (contained on the signature page of the Form F-10 Registration Statement filed with the Commission on September 1, 2016).

7.1*	Form of Indenture.

______________________

* Previously filed as an exhibit to the Registration Statement

** Filed herewith

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